UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

Perspective Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2025, the Board of Directors (the “Board”) of Perspective Therapeutics, Inc. (the “Company”) appointed Mr. Joel Sendek as the Company’s Chief Financial Officer and principal financial officer, in each case effective as of September 4, 2025 (the “Effective Date”). As of the Effective Date, Mr. Juan Graham ceased serving as the Company’s Chief Financial Officer.

Mr. Sendek, age 58, has over 30 years of experience in the life sciences sector, including as a Chief Financial Officer at four life sciences companies and as a senior sell-side research analyst covering the biotechnology sector. Prior to joining the Company, Mr. Sendek was Managing Director and Head of Healthcare Life Sciences Research at Oppenheimer & Co. Inc., a global brokerage and investment bank, from August 2022 to September 2025. Prior to Oppenheimer, he held Chief Financial Officer roles at four companies, including Dewpoint Therapeutics, a private biotechnology company, from January 2021 to July 2022, Sema4, a private health intelligence company, from November 2019 to January 2021, Spero Therapeutics, a publicly traded biopharmaceutical company, from May 2017 to November 2019, and Forward Pharma A/S, a private biopharmaceutical company, from August 2014 to April 2017. Prior to his Chief Financial Officer roles, he served as a Managing Director at Stifel Financial Corp. from January 2012 to July 2014, where he led that firm’s healthcare equity research group, and as Managing Director at Lazard from January 2000 to October 2011, where he established and led that firm’s healthcare equity research effort. Prior to his career in equity research, Mr. Sendek worked as Senior Director of Corporate Development at Progenics Pharmaceuticals, Inc. and as an investment banking analyst at Goldman, Sachs & Co. Mr. Sendek holds a B.A. in Biochemistry from Rice University.

In connection with Mr. Sendek’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Sendek. Pursuant to the Employment Agreement, Mr. Sendek will receive an annual base salary of $500,000 and will be eligible for an annual bonus based on a target bonus opportunity of 40% of Mr. Sendek’s annual base salary (pro rated for the period of time he is employed during 2025), based upon metrics established by the Compensation Committee of the Board (the “Compensation Committee”).

Mr. Sendek will also receive a one-time equity grant (the “Option Grant”) of options (the “Options”) to purchase 600,000 shares of the Company’s common stock under the Perspective Therapeutics, Inc. Third Amended and Restated 2020 Equity Incentive Plan (the “Equity Plan”), with (i) the grant date for the Option Grant being the Effective Date or as soon as reasonably practicable following the Effective Date (the “Grant Date”); (ii) the exercise price per share of the Company’s common stock subject to the Option Grant being equal to the closing price for a share of the Company’s common stock as quoted on the NYSE American on the Grant Date (or if no sales were reported on such date, the closing price of the last date immediately preceding the Grant Date on which such sales were reported); (iii) the vesting for the Option Grant being in accordance with the following vesting schedule: 25% on the first anniversary of the Effective Date and in 36 equal monthly increments thereafter, subject to Mr. Sendek’s continued service to the Company through each applicable vesting date; (iv) the expiration date of the Options being ten (10) years from the Grant Date; and (v) the Option Grant and the Options being subject to the terms and conditions of the Equity Plan and the form of award agreement previously approved by the Compensation Committee for grants of options. Mr. Sendek shall be eligible in future years for awards under the Equity Plan and any other relevant equity incentive plan of the Company, as such plan may be amended from time to time, as determined by the Board or the Compensation Committee.

Pursuant to the Employment Agreement, if Mr. Sendek’s employment is terminated without Cause (as defined in the Employment Agreement) or if Mr. Sendek resigns for Good Reason (as defined in the Employment Agreement) other than during a period beginning three months prior to a Change in Control (as defined in the Employment Agreement) and ending 12 months after the Change in Control (a “CIC Protection Period”), then, subject to him signing and delivering a release of claims (a “Release”) and satisfying certain other terms and conditions set forth in the Employment Agreement, Mr. Sendek will be entitled to receive all accrued and unpaid wages through the termination date, approved but unreimbursed business expenses, and the following severance: (i) an amount equal to twelve (12) months of salary based on his then-current base salary; (ii) a pro-rated amount of his target annual discretionary bonus based on the number of full months Mr. Sendek has been employed during the fiscal year of his termination; and (iii) an amount equal to the amount of premiums for continuation of Mr. Sendek’s health insurance coverage under COBRA for twelve months.

Pursuant to the Employment Agreement, if Mr. Sendek’s employment is terminated without Cause or if Mr. Sendek resigns for Good Reason within a CIC Protection Period, the Company will pay his accrued but unpaid wages through the termination date, approved but unreimbursed business expenses, and the following severance: (i) an amount equal to twelve (12) months’ of salary based on his then-current base salary; (ii) a pro-rated amount of his target annual discretionary bonus based on the number of full months Mr. Sendek has been employed during the fiscal year of his termination; (iii) an additional amount of Mr. Sendek’s target bonus; and (iv) COBRA premiums for up to twelve months of coverage. In addition, in the event of a Change in Control, with respect to any Options or other Company equity-based awards held by Mr. Sendek that are assumed, replaced or continued by the Company or successor entity, if Mr. Sendek’s employment is terminated without Cause or if Mr. Sendek resigns for Good Reason, in either case within a CIC Protection Period, such Options or other equity-based awards that are subject solely to time-based vesting conditions automatically (subject to Mr. Sendek’s execution of a Release in favor of the Company) shall become fully vested and, if subject to exercise, exercisable, and any other equity-based awards that are subject to performance-based vesting conditions automatically (subject to Mr. Sendek’s execution of a Release in favor of the Company) shall become vested and, if subject to exercise, exercisable, at target levels of performance, in each case as of immediately prior to the qualifying termination. In the event of a Change in Control, with respect to any Options or other Company equity-based awards held by Mr. Sendek that are neither assumed, replaced nor continued, such Options or other equity-based awards that are subject solely to time-based vesting conditions automatically shall become fully vested and, if subject to exercise, exercisable, and any other such equity-based awards that are subject to performance-based vesting conditions automatically shall become vested and, if subject to exercise, exercisable, at target levels of performance, in each case subject to Mr. Sendek remaining employed by the Company in good standing through the consummation of the Change in Control.

Pursuant to the Employment Agreement, Mr. Sendek is also subject to standard confidentiality restrictions and a covenant not to solicit the Company’s customers or employees for a period of one year following termination of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

The Company also expects Mr. Sendek to enter into the Company’s standard indemnification agreement for officers.

There is no arrangement or understanding between Mr. Sendek and any other person pursuant to which Mr. Sendek has been appointed as Chief Financial Officer. There are no family relationships between Mr. Sendek and any of the Company’s directors or executive officers, and Mr. Sendek has no direct or indirect interest in any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Upon Mr. Graham executing a separation agreement, and subject to Mr. Graham agreeing to a release of claims and complying with certain other continuing obligations contained therein, the Company will pay Mr. Graham the amounts owed to him pursuant to Section 5 of that certain Employment Agreement, dated January 6, 2025, by and between the Company and Mr. Graham, which was filed as Exhibit 10.29 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2025.

Item 7.01 Regulation FD Disclosure.

On September 4, 2025, the Company issued a press release announcing the leadership transition described in Item 5.02 of this Form 8-K and related matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 4, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date:	September 4, 2025	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor Chief Executive Officer